Exhibit 21


                               KANEB SERVICES LLC
                                 SUBSIDIARY LIST


KANEB SERVICES LLC
    Kaneb, Inc.
    Kaneb LLC
    Kaneb Pipe Line Company LLC
        Kaneb Pipe Line Partners, L.P.
           Kaneb Pipe Line Operating Partnership, L.P.
               Kaneb Pipe Line Holding Company LLC
                  Statia Technology, Inc.
                  Statia Marine, Inc.
                  Statia Terminals International N.V.
                      Statia Terminals Corporation N.V.
                          Statia Terminals Canada, Incorporated
                             Port Tupper Marine Services Limited
                          Statia Terminals Canada Partnership
                          Statia Terminals Canada Holdings, Incorporated
                      Statia Terminals Antilles N.V.
                          Saba Trustcompany N.V.
                          Bicen Development Corporation N.V.
                          Statia Terminals N.V.
                             Statia Laboratory Services N.V.
                             Statia Tugs N.V.
                      Statia Terminals Delaware, Inc.
                          Statia Terminals, Inc.
                          Statia Terminals New Jersey, Inc.
                          Seven Seas Steamship Company, Inc.
                             Seven Seas Steamship Company (Saint Eustatius) N.V.
               Support Terminal Operating Partnership, L.P.
                  ST Services Ltd
                                 ST Eastham Ltd.
                  ST Linden Terminal, LLC
                  ST/Center Chillicothe Terminal LLC
               Support Terminal Services, Inc.
                  StanTrans, Inc.
                             StanTrans Holding, Inc.
                            StanTrans Partners, L.P.
               Shore Terminals LLC
        Kaneb Investment, L.L.C.
        Kaneb Management Company LLC
           Diamond K Limited
           Kaneb Management, L.L.C.
        Martin Oil LLC
        Texas Energy Services LLC